Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Organon & Co. of our report dated March 17, 2021 relating to the financial statements, which appears in Organon & Co.’s Amendment No. 2 to Form 10 for the year ended December 31, 2020.

/s/ PricewaterhouseCoopers LLP

Florham Park, NJ

June 3, 2021